Exhibit 99

Compaq Computer Corporation               P.O. Box 692000          News Release
Public Relations Department               Houston, Texas
                                          77269-2000
                                          Tel 281-514-0484
                                          Fax 281-514-4583

                                          http://www.compaq.com

[Logo of Compaq Computer Corporation appears here]

FOR IMMEDIATE RELEASE

               Compaq's 1997 Revenue and Earnings Set New Record

             Units Grow 43%; Net Income Grows 60%; Eva Grows 151%

HOUSTON, January 21, 1998 - Compaq Computer Corporation (NYSE: CPQ) today announced record worldwide sales of $7.3 billion for the fourth quarter ended December 31, 1997, an increase of 23 percent compared to the fourth quarter of 1996. Net income increased by 37 percent to $667 million or $.84 per share before the January 20, 1998, two-for-one stock split ($.42 per share on a post-split basis), compared to the fourth quarter of 1996.

Compaq's worldwide sales for 1997 grew to $24.6 billion, compared with $20.0 billion in 1996. Net income for 1997 increased by 60 percent to $2.1 billion or $2.69 per share ($1.35 post-split), excluding $252 million or $.32 per share ($.16 post-split) in non-recurring, non-tax deductible charges for purchased research and development and merger-related costs in connection with acquisitions. Net income after these non-recurring charges was $1.9 billion or $2.37 per share ($1.19 post-split).

"These results reflect an excellent fourth quarter and an outstanding year for Compaq," said Eckhard Pfeiffer, Compaq's President and Chief Executive Officer. "We continued to execute well across all areas of our business. Compaq's volume grew more than 2 1/2 times the industry's rate(1) while increasing profitability. This is remarkable growth for a $24.6 billion company."

"Compaq continues to demonstrate solid financial progress, as shown by improvements in earnings and the growth of gross margins to 27.6 percent in the fourth quarter," said Earl Mason, Compaq's Senior Vice President and Chief Financial Officer. "Our focus on asset management lifted our cash balance 66 percent from the previous year to $6.8 billion and increased our Return on Invested Capital from 49 percent to 90 percent for the fourth quarter."

OUTLOOK

Our outlook, despite weakness in Asia, calls for a strong 1998," said Pfeiffer. "We're confident that Compaq will be well-positioned to continue to accelerate market share gains and improve profitability. Customers are increasingly relying on Compaq to provide the most innovative, cost-effective and flexible products to meet their computing needs. Compaq's enterprise computing business, including servers, workstations, clustering technology, primary and secondary storage products, and massive parallel fault-tolerant solutions, accounted for 37 percent of our business in the fourth quarter. With the success of the Tandem merger, we can continue to attract world-class partners and drive Compaq's enterprise business momentum."

COMPANY BACKGROUND

Founded in 1982, Compaq Computer Corporation, a Fortune 100 company, is a global information technology company. Compaq is the fifth largest computer company in the world and the largest global supplier of personal computers. With worldwide sales of $24.6 billion in 1997, Compaq develops and markets hardware, software, solutions and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products can be found at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations can be obtained by calling 1-800-345-1518.

Historical financial results have been restated to reflect the pooling of Tandem.

This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the market responses to pricing actions and promotional programs; the implementation of operations and systems improvements; timely development, production, and acceptance of new products; continued competitive factors and pricing pressures; operational integration associated with mergers and acquisitions; changes in product mix; and inventory risks due to shifts in market demand. Further information on the factors that could affect the company's financial results are included in the company's SEC filings, including the Form 10-Q for the quarter ended September 30, 1997, and the Form 10-K for the year ended December 31, 1997, which will be filed in March.


     (1)     IDC Revised PC Forecast, December 15, 1997

     (Attached is the Consolidated Balance Sheet and Statement of Income.)

                            #          #          #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For financial information, contact:
Investor Relations                                281-514-9549
Investor Relations Fax Service                    800-433-2391 or 281-518-0435





                          COMPAQ COMPUTER CORPORATION
                          CONSOLIDATED BALANCE SHEET
                                  (Unaudited)


                                    ASSETS
                                                     December 31,      December 31,
                                                        1997              1996
                                                     -----------       -----------
                                                             (in millions)
Current assets:
 Cash and cash equivalents                           $     6,418       $     3,008
 Short-term investments                                      344             1,073
 Accounts receivable, net                                  2,891             3,718
 Inventories                                               1,570             1,267
 Deferred income taxes                                       595               836
 Other current assets                                        199               187
                                                     -----------       -----------
     Total current assets                                 12,017            10,089
 Property, plant and equipment,
  less accumulated depreciation                            1,985             1,753
 Other assets                                                629               489
                                                     -----------       -----------
                                                     $    14,631       $    12,331
                                                     ===========       ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable                                    $     2,837       $     2,098
 Income taxes payable                                        195               533
 Other current liabilities                                 2,170             2,110
                                                     -----------       -----------
     Total current liabilities                             5,202             4,741
                                                     -----------       -----------
 Long-term debt                                                                300
                                                     -----------       -----------
Stockholders' equity:
 Preferred stock, $.01 par value
   (authorized: 10 million shares;
    issued: none)
 Common stock and capital in excess of $.01
    par value (authorized: 3 billion shares;
    issued and outstanding:
 759.3 million shares at December 31, 1997 and
 746.0 million shares at December 31, 1996)                2,096             1,779
Retained earnings                                          7,333             5,511
                                                     -----------       -----------
 Total stockholders' equity                                9,429             7,290
                                                     -----------       -----------
                                                     $    14,631       $    12,331
                                                     ===========       ===========


* Issued and outstanding share amounts have not been adjusted to reflect a 2-for-1 stock split that was effective January 20, 1998.






                          COMPAQ COMPUTER CORPORATION
                       CONSOLIDATED STATEMENT OF INCOME
                                  (Unaudited)


                                                       Year ended                 Quarter ended
                                                       December 31,                December 31,
                                                  ---------------------      ---------------------
                                                     1997        1996           1997        1996
                                                  ---------   ---------      ---------   ---------

                                                       (in millions, except per share amounts)
Sales                                             $ 24,584   $  20,009      $   7,323   $   5,965
Cost of sales                                       17,833      14,855          5,303       4,370
                                                  ---------   ---------      ---------   ---------
                                                     6,751       5,154          2,020       1,595
                                                  ---------   ---------      ---------   ---------

Selling, general and administrative expense          2,947       2,507            850         719
Research and development costs                         817         695            217         182
Purchased in-process technology (1)                    208
Restructuring charge (2)                                            52
Merger-related costs (3)                                44
Other income and expense, net                          (23)         17                          8
                                                  ---------   ---------      ---------   ---------
                                                     3,993       3,271          1,067         909
                                                  ---------   ---------      ---------   ---------
Income before provision for income taxes             2,758       1,883            953         686
Provision for income taxes                             903         565            286         199
                                                  ---------   ---------      ---------   ---------
Net income                                        $  1,855    $  1,318       $    667    $    487
                                                  =========   =========      =========   =========

Earnings per common and common equivalent
share: (4)
       Basic                                      $   2.46    $   1.79       $   0.88    $   0.66
                                                  =========   =========      =========   =========
       Diluted                                    $   2.37    $   1.74       $   0.84    $   0.63
                                                  =========   =========      =========   =========
Shares used in computing earnings per common
  and common equivalent share: (4)
       Basic                                         752.7       735.9          758.3       742.8
                                                  =========   =========      =========   =========
       Diluted                                       782.1       758.1          792.6       767.7
                                                  =========   =========      =========   =========


(1) Represents a $208 million ($.27 per share) non-recurring, non-tax deductible charge for purchased in-process technology in connection with the Microcom acquisition during the second quarter of 1997.
(2) Represents a $52 million ($.04 per share) charge related to restructuring actions taken by Tandem during the second quarter of 1996.
(3) Represents a $44 million ($.06 per share) non-recurring, non-tax deductible charge related to costs associated with the merger of the Company and Tandem. The merger has been accounted for on a pooling of interest basis.
(4) Share and per share amounts have not been adjusted to reflect a 2-for-1 stock split that was effective January 20, 1998.